                                                                      Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (In thousands)


---------------------------------------------------------------------------------------------------
                                                                                Three Months
                                                                                    Ended
                                                                              June 28,    June 29,
                                                                               1997        1996
---------------------------------------------------------------------------------------------------

Net Income (loss)                                                                $501      $815

Average shares of common stock outstanding during the period                    9,075     8,031
Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan (primary)                            1,316       482

Total shares used to calculate PEPS *                                          10,391     8,513

                                                                              -------   -------
Primary earnings per share                                                      $0.05     $0.10
                                                                              =======   =======



Net Income (loss)                                                                 501       815
Interest on Convertible Debt (Net of Taxes)                                       157       217
Amortization of OID (Net of Taxes)                                                 32        35
Amortization of Deferred Debt Expense (Net of Taxes)                               77       170

                                                                              -------   -------
Adjusted Net Income                                                               767     1,237
                                                                              =======   =======

Average shares of common stock outstanding during the period                    9,075     8,031
Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan (fully diluted)                      1,316       870

Dilution from Convertible Debt                                                  2,591     3,171

Total shares used to calculate FDEPS *                                         12,982    12,072

                                                                              -------   -------
Fully Diluted earnings per share                                                $0.06     $0.10
                                                                              =======   =======


* Per APB 15, when a net loss is reported, exercise or conversion is not to be assumed.

================================================================================

                                                                      Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (In thousands)


---------------------------------------------------------------------------------------------------
                                                                               Six months ended

                                                                              June 28,     June 29,
                                                                               1997         1996
---------------------------------------------------------------------------------------------------

Net Income (loss)                                                                $880      $365

Average shares of common stock outstanding during the period                    9,052     7,747
Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan (primary)                            1,243       241

Total shares used to calculate PEPS *                                          10,295     7,988

                                                                              -------   -------
Primary earnings per share                                                      $0.09     $0.05
                                                                              =======   =======



Net Income (loss)                                                                 880       365
Interest on Convertible Debt (Net of Taxes)                                       308       363
Amortization of OID (Net of Taxes)                                                 76        61
Amortization of Deferred Debt Expense (Net of Taxes)                              180       225
                                                                              -------   -------
Adjusted Net Income                                                             1,444     1,014
                                                                              =======   =======


Average shares of common stock outstanding during the period                    9,052     7,747
Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan (primary)                            1,336       436
Dilution from Convertible Debt                                                  2,592     3,171

Total shares used to calculate FDEPS *                                         12,980    11,354

                                                                              -------   -------
Fully Diluted earnings per share                                                $0.11     $0.09
                                                                              =======   =======


* Per APB 15, when a net loss is reported, exercise or conversion is not to be assumed.

================================================================================


                                       -2-




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